UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )
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Alliance Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, CA 95054
Notice of Annual Meeting of Stockholders
To Be Held January 31, 2006
      On Tuesday, January 31, 2006 Alliance Semiconductor Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the principal executive offices of the Company, located at 2575 Augustine Drive, Santa Clara, CA 95054. The meeting will begin at 1:00 p.m. local time.
      Only stockholders who owned stock at the close of business on December 2, 2005 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect a Board of Directors to serve until the next annual meeting, and until their successors have been duly elected or until their earlier resignation, death or removal; and

•	Transact any other business properly brought before the Annual Meeting.
      Our Board of Directors recommends that you vote in favor of the proposal regarding the election of directors outlined in the attached Proxy Statement.
      We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed Proxy Card as promptly as possible in the envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
      At the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/ Melvin L. Keating
Interim President, Chief Executive Officer and
Chief Financial Officer
Santa Clara, CA
December 30, 2005

i

Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, CA 95054
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 31, 2006
      Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
      The Board set December 2, 2005 as the record date for the meeting. Stockholders of record who owned our Common Stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 35,600,159 shares of Common Stock were outstanding on the record date.
      Proxy materials, including this Proxy Statement and a Proxy Card, will be mailed to stockholders on or about December 30, 2005. The Company’s 2005 Annual Report on Form 10-K was previously mailed to stockholders on or about September 15, 2005. If you are not currently in possession of the Company’s 2005 Annual Report and would like to request a copy, you may obtain one without charge by calling our investor relations department at (408) 855-4900.
      In this Proxy Statement:

•	“We,” “us,” “our,” “Alliance” and the “Company” refer to Alliance Semiconductor Corporation;

•	“Annual Meeting” or “Meeting” means our 2005 Annual Meeting of Stockholders to be held on January 31, 2006;

•	“Board of Directors” or “Board” means our Board of Directors;

•	“Director” means a member of our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.
      We have summarized below important information with respect to the Annual Meeting.
Time and Place of the Annual Meeting
      The Annual Meeting is being held on Tuesday, January 31, 2006 at 1:00 p.m. local time at the principal executive offices of the Company, located at 2575 Augustine Drive, Santa Clara, CA 95054.
      All stockholders who owned shares of our stock as of December 2, 2005, the record date, may attend the Annual Meeting.
Purpose of the Proxy Statement and Proxy Card
      You are receiving a Proxy Statement and Proxy Card from us because you owned shares of our Common Stock on December 2, 2005, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.
      When you sign the Proxy Card, you appoint Bryant R. Riley (Lead Independent Director of the Company) and Melvin L. Keating (Interim President, Chief Executive Officer and Chief Financial Officer of the Company) as your representatives at the meeting. Bryant R. Riley and Melvin L. Keating will vote your shares, as you have instructed them on the Proxy Card, at the Annual Meeting. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your Proxy Card in advance of the meeting just in case your plans change.
Proposal to Be Voted on at This Year’s Annual Meeting
      You are being asked to vote on the election of six Directors to serve on our Board of Directors.
Voting Methods
      You may vote by mail. To vote by mail, please sign your Proxy Card and return it in the enclosed and addressed envelope. If you mark your voting instructions on the Proxy Card, your shares will be voted as you instruct.
      If your shares are held in street name, then only your brokerage firm, bank, nominee or other institution can sign a Proxy Card with respect to your shares and only upon specific instructions from you. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in street name, your broker, bank or nominee will likely include a voting instruction card with this Proxy Statement. You should vote your shares by following the instructions provided on the voting instruction card.
      You may vote in person at the meeting. We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, in order to vote at the meeting, you must request a legal proxy from your stockbroker, which means, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.
      You may vote by Telephone or Internet. If your shares are held in street name, then you may be eligible to vote your shares electronically by Internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of the Company’s proxy statement and annual report the opportunity to vote by Internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the voting instruction card in the envelope provided.

You may change your mind after you have returned your proxy.
      If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date; or

•	voting in person at the Annual Meeting.
Attendance at Meeting
      If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the record date. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
Multiple Proxy Cards
      If you received more than one Proxy Card, it means that you hold shares in more than one account. Please sign and return all Proxy Cards to ensure that all your shares are voted.

Quorum Requirement
      Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.
      A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”
Consequences of Not Returning Your Proxy; Broker Non-Votes
      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote for the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”
      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Since we believe that the proposal scheduled to come before the Annual Meeting constitutes a routine matter, we do not anticipate that broker non-votes will be applicable with respect to the Annual Meeting.
      We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.
Effect of Abstentions
      Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. Abstentions will have no effect on the election of directors, but will be treated as votes AGAINST for purposes of determining the approval of any other matters submitted to the stockholders for a vote.
Required Vote
      Assuming a quorum is present, the six nominees receiving the highest number of “yes” votes will be elected as Directors. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Stockholders may not cumulate votes in the election of directors.
Vote Solicitation; No Use of Outside Solicitors
      Alliance is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our Directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor with respect to this solicitation.

Voting Procedures
      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.
      The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any Proxy Card which is returned signed but not marked will be voted FOR each of the Director nominees, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes, if any, will not be considered as voting with respect to any matter for which the broker does not have voting authority.
      We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.
Publication of Voting Results
      We intend to announce preliminary voting results at the Meeting. We will publish the final results in our Annual Report on Form 10-K for fiscal 2006, which we will file with the SEC. You will be able to get a copy of our Annual Report on Form 10-K by visiting our web site at www.ALSC.com, calling our Investor Relations Department at (408) 855-4900, calling the SEC at (800) 732-0330 for the location of the nearest public reference room, or online from the SEC’s website located at www.sec.gov.
Other Business
      We do not know of any business to be considered at the Annual Meeting other than the proposal described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.
Stockholder Proposals For the Next Annual Meeting
      Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws.
      To have your proposal included in the Company’s proxy statement for the next annual meeting, you must submit your proposal in writing to the Corporate Secretary at the Company’s principal executive offices located at 2575 Augustine Drive, Santa Clara, California 95054, and your written proposal must be received at the Company’s principal executive offices no later than September 1, 2006.
      According to our Bylaws, in order for any stockholder to propose any business (including nominations for Director) at the next annual meeting, such stockholder is required to provide us with advance written notice not later than December 2, 2006 and not earlier than November 2, 2006. In the event that the date of the next annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the date on which this Annual Meeting is held, this advance notice must be received not earlier than 90 days prior to the next annual meeting and not later than the later of (i) 60 days prior to the next annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the next annual meeting is first made. The notice should be directed to the attention of the Corporate Secretary and it must contain the following information as to each matter the stockholder proposes to bring before the Annual Meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. In addition, if you submit a proposal for the next annual meeting after November 15, 2006, the proxies for such Annual Meeting will confer discretion on the management proxy holders to vote against your proposal. In the event that the date of the next annual meeting is changed more than 30 days from the anniversary of the date on which this Annual Meeting is held, then notice must not have been received a reasonable time before the Company mails its proxy materials for such Annual Meeting.
      YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL Year Ended MARCH 26, 2005 WITHOUT CHARGE BY CALLING OUR INVESTOR RELATIONS DEPARTMENT AT (408) 855-4900. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.ALSC.COM.
Annual Meeting Attendance of Board of Directors
      Members of our Board of Directors are expected to attend the Annual Meeting of Stockholders. It is the Company’s policy to encourage the members of the Board of Directors to attend the Annual Meeting of Stockholders. All five members of our Board of Directors as then constituted attended the 2004 Annual Meeting of Stockholders.
Proposal — Election of Directors
Settlement of Proxy Contest
      On October 17, 2005, the Company, members of the Company’s Board of Directors and certain of its former board members entered into a settlement agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, three individuals previously serving as directors of the Company resigned and the Board was reconstituted to include all nominees of B. Riley & Co., Inc., specifically, Bryant R. Riley, Alan B. Howe, Bob D’Agostino and J. Michael Gullard. Pursuant to the Settlement Agreement, Bryant R. Riley, B. Riley & Co., Inc., N. Damodar Reddy and C.N. Reddy (which collectively beneficially owned approximately 37% of the Company’s common stock outstanding as of October 17, 2005) agreed to vote all shares of Company stock under their control in favor of the election of the nominees at the Annual Meeting and any other meeting of the stockholders held before August 31, 2006 for the purpose of electing or removing directors. The Company also agreed to reimburse B. Riley & Co., Inc., which is controlled by Bryant R. Riley, for certain fees and expenses related to its proxy campaign. See “Certain Relationships and Related Transactions.”
Director Nominees
      At the Annual Meeting, the stockholders shall elect six Directors to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. Pursuant to the Settlement Agreement, the Nominating and Corporate Governance Committee has nominated for election as Directors each of the following persons: Bryant R. Riley, Alan B. Howe, Robert D’Agostino, J. Michael Gullard, C.N. Reddy and N. Damodar Reddy. N. Damodar Reddy and C.N. Reddy have each served as our Directors since the last annual meeting of stockholders, and all other nominees became members of the Board pursuant to the settlement of the proxy contest described above. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below. Assuming a quorum is present, the six nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting will become Directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with our Bylaws. It is not expected that any nominee will be unable, or will decline, to serve as a Director.

Name	Age	Principal Occupation	Director Since

Bryant R. Riley(1)(3)	38	Founder and Chairman of B. Riley & Co, Inc.	2005
Alan B. Howe(1)(2)	44	Vice President of Business Development of Covad Communications	2005
Bob D’Agostino(2)(3)	38	President of Q-mation	2005
J. Michael Gullard(2)	60	General Partner of Cornerstone Management	2005
C.N. Reddy	49	Executive Vice President for Investments and Director	1985
N. Damodar Reddy	66	Chairman of the Board	1985

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
      Bryant R. Riley is both founder and Chairman of B. Riley & Co., Inc. B. Riley & Co. is a Southern California based brokerage firm providing research and trading ideas primarily to institutional investors. Founded in 1997, B. Riley & Co. also has offices in San Francisco and New York. Mr. Riley is also the founder and Chairman of Riley Investment Management, LLC, an investment adviser which provides investment management services. He also serves on the board of directors of Aldila, Inc. and Celeritek, Inc., each a Nasdaq listed company.
      Prior to 1997, Mr. Riley held a variety of positions in the brokerage industry, primarily as an Institutional Salesman and Trader. From October 1993-January 1997 he was a co-head of Equity at Dabney-Resnick, Inc., a Los Angeles based brokerage firm. From 1991-1993 he was a co-founder of Huberman-Riley, a Texas based brokerage firm. Mr. Riley graduated from Lehigh University in 1989 with a B.S. in finance.
      Alan B. Howe has extensive operational expertise combined with 20 years of corporate finance and business development experience. Mr. Howe is currently a Vice President of Business Development for Covad Communications, focused on wireless “last mile” alternative access. Prior to joining Covad, Mr. Howe was a principal at Broadband Initiatives, LLC, a boutique consulting and advisory firm. Mr. Howe was also previously Chief Financial Officer of Teletrac, Inc. for six years, raising approximately $200 million in public high yield debt, private equity and bank financing. He helped lead Teletrac through a complex recapitalization and eventually worked to facilitate its sale to Trafficmaster PLC, a global leader in telematics services.
      Mr. Howe joined Teletrac from Sprint, where he was Director of Corporate Development and one of the initial team members that helped start Sprint PCS. Before joining Sprint, he was an Assistant Vice President at Manufacturers Hanover Trust (now JP Morgan Chase & Co.) in New York where he cross-sold a wide range of corporate finance products, including syndicated bank credits, interest rate swaps, M&A advisory services, mortgage financings, private placements, subordinated debt financings, structured finance products, cash management and trust services. Prior to his experience at Manufacturers Hanover Trust, Mr. Howe worked at Draper and Kramer, Inc., a large privately held real estate firm based in Chicago. Mr. Howe serves on the board of directors of Crossroads Systems, Inc., a Nasdaq listed company. Mr. Howe holds a B.A. in business administration from the University of Illinois and an M.B.A. from the Indiana University Kelley Graduate School of Business with a specialty in finance.
      Bob D’Agostino has served as President of Q-mation since 1999. Q-mation is a leading supplier of software solutions targeted at increasing operational efficiencies and asset performance in large manufacturing companies. Joining Q-mation in 1990, Mr. D’Agostino held various sales, marketing and operation management positions prior to his appointment as President in January 1999. Q-mation operates out of offices in

Philadelphia, PA, Boston, MA and Cleveland, OH, focusing primarily on software for the food, pharmaceutical and consumer products industries. Mr. D’Agostino graduated from Lehigh University with a B.S. in Chemical Engineering.
      J. Michael Gullard has since 1984 served as a general partner of Cornerstone Management, a venture capital and consulting firm that provides strategic focus and direction for technology companies, primarily in the software and data communications industries. He also serves on the board of directors of JDA Software Group, Inc. and Celeritek, Inc., each a Nasdaq listed company, and DynTek, Inc. Mr. Gullard’s 33 years in the technology industry include a number of executive and management posts at Telecommunications Technology Inc. and the Intel Corporation. He holds a B.A. and an M.B.A from Stanford University.
      C.N. Reddy is the co-founder of Alliance Semiconductor and has served as a director of Alliance Semiconductor since the Company’s inception in February 1985. Mr. Reddy served as the Secretary of Alliance Semiconductor from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as Vice President of Engineering. In May 1993, he was appointed Senior Vice-President of Engineering and Operations of Alliance. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc., and before that he was a design engineer with National Semiconductor Corporation for two years.
      Mr. Reddy holds a M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is a named inventor of over 50 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy, the Chairman of Alliance Semiconductor. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests.
      N. Damodar Reddy is the co-founder of Alliance Semiconductor and has served as our Chairman of the Board from the Company’s inception in February 1985. Mr. Reddy served as the President and Chief Executive Officer of the Company from its inception until December 1, 2005. From July 11, 2005 to December 1, 2005, Mr. Reddy served as our Interim Chief Financial Officer. Mr. Reddy also served as our Chief Financial Officer from June 1998 until January 1999. From September 1983 to February 1985, Mr. Reddy co-founded and served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. Mr. Reddy is a member of the board of directors of Tower Semiconductor Ltd., a publicly traded company and also serves on the board of several other privately-held companies. He holds a B.S. degree in Electrical Engineering from Osmania University, a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy the Executive Vice President for Investments of the Company.
Director Nomination

Criteria for Nomination to the Board.
      The Nominating and Corporate Governance Committee (the “Nominating Committee”) seeks to consider the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, and that members of our Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for Director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, industry and technology knowledge, and willingness to devote adequate time to Board duties.

Stockholders Proposals for Nominees.
      The Nominating Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the Board of Directors, Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, CA 95054 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our Bylaws and under the caption “Stockholder Proposals for the Next Annual Meeting” above.

Process for Identifying and Evaluating Nominees.
      The Nominating Committee will consider Director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee in accordance with the Bylaws prior to any meeting at which Directors are to be elected. Submissions must include the information described under the caption “Stockholder Proposals for the Next Annual Meeting” above. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.
Meetings and Committees of the Board of Directors

Board of Directors
      During the fiscal year ended March 26, 2005 (“fiscal 2005”), the Board of Directors met six (6) times. Each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which he served and was eligible to attend during fiscal 2005.

Committees
      The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, the membership as of the date hereof and duties of which are set forth in the table below. During fiscal 2005, the Audit Committee and Nominating and Corporate Governance Committee each consisted of Gregory E. Barton, Juan A. Benitez and Sanford L. Kane, and the Compensation Committee consisted of Messrs. Benitez and Kane. Messrs. Barton, Benitez and Kane each resigned from the Board effective October 17, 2005. Each of the Board committees has a written charter approved by the Board, which can be found on the Corporate Governance page of our website at www.ALSC.com.

Nominating and Corporate Governance
Audit Committee	Compensation Committee	Committee

J. Michael Gullard (Chairman)	Alan B. Howe	Bob D’Agostino
Alan B. Howe	Bryant R. Riley (Chairman)	Bryant R. Riley (Chairman)
Bob D’Agostino

Audit Committee
      The Audit Committee consists of three (3) Directors. The functions of the Audit Committee are, among other things: to oversee the accounting and financial reporting processes, and the external audits of the Company; to provide to the Board of Directors the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee our independent registered public accounting firm; to oversee our finance function; to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and our bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; to establish procedures for the receipt, retention and treatment of complaints, including confidential, anonymous submission, by our employees regarding accounting, internal accounting controls or auditing matters, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee undertakes these specific duties and other responsibilities listed in the Audit Committee’s charter, and such other duties as the Board may prescribe from time to time. See also “Audit Committee Report.” The Audit Committee held six (6) meetings in fiscal 2005.

Compensation Committee
      The Compensation Committee consists of two (2) Directors and is responsible for determining the compensation of our executive officers, including grant of stock options to executive officers. The Compensation Committee met three (3) times in fiscal 2005. All members of the Compensation Committee are independent, non-employee Directors. No member of the Compensation Committee is, or formerly was, an officer of the Company.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee, consisting of two (2) Directors, is responsible for identifying and evaluating nominees on behalf of the Board of Directors in accordance with the processes and policies adopted by the Board and this committee. The Nominating and Corporate Governance Committee was formed in January 2004 and operates under a written charter adopted by the Board of Directors. The Committee held two (2) meetings during fiscal 2005.
Director Independence; Audit Committee Financial Expert
      Messrs. Riley, Gullard, D’Agostino and Howe have no current relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as members of the Board and holders of Company stock and stock options, and the Board believes that each of them is “independent” within the NASDAQ listing standards. In addition, the Board has determined that each member of the Audit Committee meets the standards for independence of audit committee members under current rules of the Securities and Exchange Commission.
      As discussed under “Certain Relationships and Related Transactions” below, pursuant to the Settlement Agreement, the Company agreed to reimburse Riley & Co. for up to $450,000 of its actual out-of-pocket costs incurred in connection with its solicitation of proxies for the previously scheduled October 20, 2005 stockholder meeting. However, the Board believes that Mr. Riley is independent as defined under NASDAQ Marketplace Rule 4200. Mr. Riley is not a current officer or employee or a family member of an officer or employee and is not expected to receive any additional payments from the Company except as compensation for board or board committee service, and the Board has determined that Mr. Riley’s membership on both the Compensation Committee and the Nominating and Corporate Governance Committee is required by the best interests of the Company and its stockholders.
      The Board has determined that Mr. Gullard qualifies as an “audit committee financial expert” as defined under SEC rules.

Communications with Directors
      Any stockholder wishing to communicate with any of our Directors regarding the Company may write to the Director, c/o Corporate Secretary at the Company’s principal executive offices located at 2575 Augustine Drive, Santa Clara, California 95054. The Secretary will forward these communications directly to the Director(s). The independent Directors of the Board review and approve the stockholders’ communication process periodically to ensure effective communication with stockholders.
      Stockholders who wish to communicate with our Directors to anonymously report complaints or concerns related to accounting, internal accounting controls or auditing may do so by writing to them via regular mail at c/o Board of Directors, Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, CA 95054 and designating the communication as “confidential.”
Corporate Governance
      The Board of Directors has adopted a series of guidelines that include the following items concerning the Board of Directors:

•	At least three-fifths of the Board of Directors shall be comprised of independent Directors. The Board of Directors has an independent Director designated as the Lead Independent Director, who is responsible for coordinating the activities of the other independent Directors and performs various other duties as described more fully below.

•	Independent Directors shall meet in executive sessions on a regular basis, and no less then twice each year apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running the meetings.

•	Board compensation shall be a mix of cash and equity-based compensation. Independent Directors may not receive consulting, advisory or other compensatory fees from us in addition to their Board compensation.

•	The Board of Directors appoints members of Board Committees.

•	In addition, in January 2004 the Board of Directors created the position of Lead Independent Director, the specific responsibilities of which are to advise the Chairman of the Board with respect to the following:

•	Appropriate schedule of Board meetings, seeking to ensure that the independent Directors can perform their duties responsibly while not interfering with the flow of our operations;

•	Agendas for the Board and Committee meetings;

•	Assessment of the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent Directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board of Directors, the Lead Independent Director may specifically request the inclusion of certain materials;

•	Assessment of the Nominating and Corporate Governance Committee’s oversight and compliance with and implementation of our corporate governance policies and confirm that the Chairman of the Nominating and Corporate Governance Committee oversees the process to recommend revisions to Alliance’s corporate governance policies;

•	Agendas for the executive sessions of the Board’s independent Directors, and acting as the principal liaison between the independent Directors and the Chairman of the Board and/or management on sensitive issues; and

•	Membership of the various Board Committees, as well as selection of the Committee Chairs.

      The Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities. The Lead Independent Director is presently Bryant R. Riley.
Code of Ethics
      We have adopted a Code of Ethics that applies to all Directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions. The Code of Ethics is posted on our website at http://www.ALSC.com. If any substantive amendments are made to the Code of Ethics or if there are any grant of waiver, including any implicit waiver, from a provision of the Code of Ethics to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.
Directors’ Compensation
      Each non-employee Director receives a $6,000 fee for each regular or annual meeting of the Board of Directors in which such Director participates.
      All Directors are reimbursed for reasonable expenses incurred attending meetings of the Board of Directors and committees thereof.
      On November 1, 2005, each independent member of the Board received an option to purchase up to 50,000 shares of the Company’s common stock under the Company’s 2002 Stock Option Plan for his services on the Board and its committees. These options (1) are subject to a one-year cliff and vest ratably annually over 5 years subject to the director’s continuous service on the Board; and (2) have an exercise price equal to $2.63 per share, the fair market value of the Company’s common stock on the date of grant as determined based on the closing sales price of the Company’s common stock on the Nasdaq National Market on November 1, 2005. Each option will become fully vested in the event of a change in control of the Company.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s Common Stock as of December 2, 2005 (or such other date as may be indicated in the footnote for the respective person) for (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each of our Directors and Director nominees and (iv) all Directors and current executive officers of the Company as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. On December 2, 2005, there were 35,600,159 shares of the Company’s Common Stock outstanding.

	Amount and
	Nature of Beneficial	Percent
Name and Address of Beneficial Owner(1)	Ownership(2)(3)	of Class

Schneider Capital Management Corporation(4)	3,816,389	10.72%
460 E. Swedesford Road, Suite 1080
Wayne, PA 19087
Dimensional Fund Advisors(5)	2,883,050	8.10%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Bryant R. Riley(6)	2,465,752	6.93%
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
C.N. Reddy(7)	4,184,250	11.73%
Bob D’Agostino	34,450	*
Alan B. Howe	0	*
J. Michael Gullard	0	*
N. Damodar Reddy(8)	6,755,350	18.91%
Jeff Parsons(9)	0	*
Ron Shelton(10)	1,815	*
All Directors and current executive officers as a group (8 persons)(11)	13,503,118	37.84%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054.

(2)	Unless otherwise noted, the Company believes that all persons or entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.

(3)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 2, 2005 upon the exercise of options, excluding, however, options granted pursuant to the Company’s 1996 Employee Stock Purchase Plan. Each stockholder’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of December 2, 2005 have been exercised.

(4)	The number of shares is as reported on a Schedule 13G/ A filed by Schneider Capital Management Corporation on May 10, 2005.

(5)	Dimensional Fund Advisors, Inc. (“Dimensional”) is the beneficial owner of Common Stock as a result of providing investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of any shares reported above. The number of shares is as reported on a Schedule 13G/ A filed by Dimensional on February 9, 2005.

(6)	The number of shares is as reported on a Schedule 13D/ A filed by Bryant R. Riley on October 18, 2005. Mr. Riley directly or indirectly has sole voting and dispositive power over securities held by B. Riley &

Co., Inc., B. Riley & Co. Holdings, LLC and Riley Investment Management LLC, the investment advisor to and general partner of SACC Partners LP. Additionally Mr. Riley is a Trustee of the B. Riley & Co. Retirement Trust. Through his relationships with these entities, Mr. Riley may be deemed to beneficially own a total of 2,465,752 shares of the Company’s Common Stock.

(7)	Includes 677,500 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole stockholder. Includes 80,000 shares subject to options exercisable within 60 days of December 2, 2005.

(8)	Includes 345,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole stockholder. Includes 120,000 shares subject to options exercisable within 60 days of December 2, 2005.

(9)	Jeff Parsons was terminated as an employee of the Company effective July 11, 2005.

(10)	Ronald K. Shelton resigned from the Company effective January 15, 2005.

(11)	Includes 261,501 shares subject to options exercisable within 60 days of December 2, 2005.
Executive Compensation
      The following table sets forth certain information concerning compensation of (i) our Chief Executive Officer who served during the last completed fiscal year, (ii) each of the other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and (iii) certain former executive officers as required under SEC rules (collectively, the “Named Executive Officers”).
Summary Compensation Table

					Long Term
					Compensation
	Annual Compensation				Awards

				Other Annual	Securities
	Fiscal		Bonus	Compensation	Underlying
Name and Principal Position	Year	Salary($)	($)(2)	($)(3)	Options (#)(4)

N. Damodar Reddy(1)	2005	$300,000	—	—	—
Chairman of the Board and former President, Chief Executive Officer and Interim Chief Financial Officer	2004	$300,000	—	—	—
	2003	$300,000	—	—	—
C.N. Reddy	2005	$275,000	—	—	—
Executive Vice President	2004	$275,000	—	—	—
	2003	$275,000	—	—	—
Jeff Parsons(5)	2005	$164,952	—	—	—
Former Vice President of			—	—	—
Finance and Administration, and			—	—	—
Chief Financial Officer
Ronald K. Shelton(6)	2005	$149,305	—	—	—
Former Vice President of	2004	$192,077	—	—	55,000
Finance and Administration, and	2003	$184,871	—	—	100,000
Chief Financial Officer

(1)	N. Damodar Reddy resigned as the Company’s President, Chief Executive Officer and Interim Financial Officer effective December 1, 2005.

(2)	Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(3)	N. Damodar Reddy and C.N. Reddy were eligible to receive certain distributions of cash and marketable securities in their capacity as partners of Alliance Venture Management and/or Solar Ventures. See “Certain Relationships and Related Transactions.”

(4)	Excludes purchase rights pursuant to the 1996 Employee Stock Purchase Plan.

(5)	Jeff Parsons was terminated as an employee of the Company effective July 11, 2005.

(6)	Ronald K. Shelton resigned from the Company effective January 15, 2005.
Option Grants in Last Fiscal Year
      The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. The options granted vest twenty percent (20%) after the first year of service and then five percent (5%) each quarter thereafter until the option is fully vested, subject to continued employment or provision of services to the Company.

Potential
	Individual Grants(1)						Realizable Value
at Assumed
	Number of						Annual Rates of
	Securities		Percent of Total				Stock Price
	Underlying		Options Granted				Appreciation for
	Options		to Employees in	Exercise or			Option Term(2)
	Granted		Fiscal Year	Base Price
Name	(#)		(%)(3)	($/Sh)	Expiration Date		5%($)	10%($)

N. Damodar Reddy	—		—	—	—		—	—
C.N. Reddy	—		—	—	—		—	—
Jeff Parsons	25,000	(4)	2.9	3.32	10/25/14	(4)	N/A	N/A
Ronald K. Shelton	—		—	—	—		—	—

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3)	The Company granted stock options representing 849,500 shares to employees in the last fiscal year.

(4)	The options were granted on January 18, 2005 and were cancelled on July 11, 2005, the effective date on which Mr. Parsons was terminated as an employee of the Company, in the event such options were not deemed to expire on the date of his termination.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 2005 and the value of stock options held at the end of fiscal 2005 by each of the officers named in the Summary Compensation Table above.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
	Shares		Options at Fiscal Year End		The-Money Options at Fiscal
	Acquired on	Value	(#)		Year End ($)(2)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

N. Damodar Reddy	—	—	290,000	60,000	—	—
C.N. Reddy	—	—	210,000	40,000	—	—
Jeff Parsons	—	—	37,500	62,500	—	—
Ronald K. Shelton	—	—	—	—	—	—

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company’s Common Stock as reported on the NASDAQ National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2)	The Value of Unexercised In-The-Money Options at Fiscal Year End is calculated based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company’s Common Stock on March 24, 2005 (the last day of trading for the fiscal year ended March 26, 2005) of $2.64 per share.
Certain Relationships and Related Transactions
      N. Damodar Reddy, our Chairman of the Board of Directors and former President, Chief Executive Officer and Interim Chief Financial Officer is a director and investor in Infobrain, Inc. (“Infobrain”), a privately-held corporation that provides us information technology support services such as intranet and internet website development and support, Oracle applications support, MRP software design implementation and training, automated entry of manufacturing data, and customized application enhancements in support of our business processes. We paid Infobrain approximately $55,000 during fiscal 2005. Mr. Reddy is not involved in the operations of Infobrain.
      In October 1999, we formed Alliance Venture Management LLC, a California limited liability company (“Alliance Venture Management”), to manage and act as the general partner in the investment funds we intended to form. Alliance Venture Management does not directly invest in the investment funds with us, but is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participate in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy.
      Each of the owners of the Series A, B, C, D and E member units in Alliance Venture Management (“Preferred Member Units”) paid the initial carrying value for their shares of the Preferred Member Units. While we own 100% of the common units in Alliance Venture Management, we do not hold any Preferred Member Units and do not participate in the management fees generated by the management of the investment funds. N. Damodar Reddy, a director, and C.N. Reddy, a director and one of our officers, each hold 48,000 Preferred Member Units, respectively, of the 162,152 total Preferred Member Units outstanding and the 172,152 total Member Units outstanding.
      In November 1999, we formed Alliance Ventures I, LP (“Alliance Ventures I”) and Alliance Ventures II, LP (“Alliance Ventures II”), both California limited partnerships. We, as the sole limited partner, own 100% of the limited partnership interests in each partnership. Alliance Venture Management acts as the general partner of these partnerships and receives a management fee of 15% based upon realized investment gains from these partnerships for its managerial efforts, calculated on an annual basis.
      At Alliance Venture Management’s inception in October 1999, Series A member units and Series B member units in Alliance Venture Management were created. The holders of Series A units and Series B units receive management fees of 15% of investment gains realized by Alliance Ventures I and Alliance Ventures II, respectively. In February 2000, upon the creation of Alliance Ventures III, LP (“Alliance Ventures III”), the management agreement for Alliance Venture Management was amended to create Series C member units which are entitled to receive a management fee of 16% of investment gains realized by Alliance Ventures III. In January 2001, upon the creation of Alliance Ventures IV, LP (“Alliance Ventures IV”) and Alliance Ventures V, LP (“Alliance Ventures V”), the management agreement for Alliance Venture Management was amended to create Series D and E member units which are entitled to receive a management fee of 15% of investment gains realized by Alliance Ventures IV and Alliance Ventures V, respectively, calculated on an annual basis.
      Alliance Venture Management receives 15%-16% of the realized gains of the venture funds. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2005.
      Annually, pursuant to the terms of the partnership agreements, Alliance Venture Management earns the following percentages of the following total fund commitments for Alliance Ventures I, II, III, IV and V (collectively, “Alliance Ventures”) (in thousands, except percentages):

	Management		Annual
	Fees	Total Fund	Management
	Percentage	Commitments	Fees

Alliance Ventures I	1.00%	$20,000	$200
Alliance Ventures II	1.00%	15,000	150
Alliance Ventures III	1.00%	100,000	1,000
Alliance Ventures IV	0.50%	40,000	200
Alliance Ventures V	0.50%	60,000	300

Total			$1,850

      Notwithstanding the foregoing, the Company and Alliance Venture Management have entered into a course of dealing whereby Alliance Venture Management has agreed to a reduced management fee each year, which for the past three years has been a fixed management fee totaling $875,000, which amount includes the salary of C.N. Reddy and partial salary of N. Damodar Reddy that are paid by the Company. We believe this course of dealing as well as various verbal discussions between the relevant parties has resulted in an amendment to the Alliance Ventures partnership agreements which effectively has reduced the amounts owed with respect to such agreements to an annual amount of no more than $875,000.
      Recently, Alliance Venture Management has taken a position that there was no such amendment to the partnership agreements and the management fees owed to it for past years as well as future periods were in fact slightly greater than the amounts that were originally specified in the partnership agreements. We do not believe there is any merit to this position, but it is possible that we could be liable for payment of a substantial amount with respect to past management fees to Alliance Venture Management, and could in the future owe substantially larger management fees than we currently believe will be owed. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2004, fiscal 2005 or the first six months of fiscal 2006.
      N. Damodar Reddy and C.N. Reddy have formed private venture funds, Galaxy Venture Partners, L.L.C., Galaxy Venture Partners II, L.L.C. and Galaxy Venture Partners III, L.L.C., which have invested in 26 of the 40 total companies invested in by Alliance Venture Management’s investment funds. Multiple Alliance Venture Management investment funds may invest in the same investee companies.

      C.N. Reddy, one of our officers and Directors, is a general partner of Solar Venture Partners, LP (“Solar”), an investor in Solar and participates in running Solar’s daily operations. Solar has invested in 17 of the 40 total companies in which Alliance Venture Management’s funds have invested. Through September 30, 2005, we have invested $12.5 million in Solar and held a 73% interest in Solar.
      The related party receivable is $295,000 as of September 30, 2005 and is related to loans to various employees, none of whom are our officers, and loans to two vendors in India.
      Pursuant to the Settlement Agreement, the Company agreed to reimburse B. Riley & Co., Inc. for up to $450,000 of its actual out-of-pocket costs actually incurred (such as printers, proxy solicitor fees and expenses, California and Delaware counsel and actual out-of-pocket expense) directly related to its campaign to elect the nominees described in its proxy statement filed with SEC on September 19, 2005.
      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the section entitled “Report on Executive Compensation” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.
Report of Compensation Committee
      The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended March 26, 2005. The Compensation Committee of the Board of Directors sets the base salary of the Company’s executive officers and approves individual bonuses for executive officers.
General Compensation Policy
      The Compensation Committee’s overall policies with respect to executive officers is guided by the following principles:
      (a) Compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance the Company’s performance;
      (b) Compensation arrangements shall promote ownership of the Company stock to align the interests of management and stockholders;
      (c) Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation;
      (d) In approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration; and
      (e) Cash incentive compensation plans for senior executives shall link pay to achievement of financial goals for the Company.
      Each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual expertise and performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances, annual or quarterly cash bonuses related to the performance of the Company in such executive officer’s functional area.
Factors
      Several important factors considered in establishing the components of each executive officer’s compensation package for the 2005 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.
      Base Salary. The base salary for each executive officer is set primarily on the basis of the individual’s qualifications and relevant goals, the strategic goals for which he or she has responsibility, the incentives necessary to attract and retain qualified management based primarily upon the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company’s most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section “Comparison of Stockholder Return,” below. Company performance does not play a significant role in the determination of base salary.
      Stock-Based Incentive Compensation. The Compensation Committee approves periodic grants of stock options to each of the Company’s executive officers. The grants of stock options are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the Company’s 2002 Stock Option Plan (historically over five years from the date of grant) encourage a long-term commitment to the Company by its executive officers. Each grant pursuant to the 2002 Stock Option Plan generally allows the optionee to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 2002 Stock Option Plan to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also takes into account the individual’s potential for future responsibility and promotion over the option vesting period, the individual’s performance in recent periods, industry practices and norms and the incentives granted in prior years and existing levels of stock ownership. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the factors described above. In addition, executive officers are eligible to participate in the Company’s 1996 Employee Stock Purchase Plan, which affords Company employees (other than owners of 5% or more of the Company’s securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee’s payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).
      Annual or Quarterly Cash Bonuses. The Company may pay annual or quarterly bonuses to executive officers related to the performance of the Company in such executive officer’s functional area. In addition, in certain circumstances, the Company will award cash bonuses to executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual or business unit performance.
Chief Executive Officer Compensation
      In setting the compensation payable during fiscal 2005 to the Company’s former Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers.
Other Matters
      In addition, as described elsewhere in this Proxy Statement, Alliance Venture Management, LLC (“Alliance Venture Management”), a California limited liability company, manages and acts as general partner of Alliance Ventures I, II, III, IV and IV. Alliance Venture Management does not directly invest in the investment funds with us, but it is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participated in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy. Annually, Alliance Venture Management earns certain management fees, partially offset by certain expenses incurred by us on behalf of Alliance Venture Management.
Effect of Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1.0 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1.0 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.
      The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1.0 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy, and the Company’s best interests.
      Submitted by the Compensation Committee of the Company’s Board of Directors:

Alan B. Howe*
Bryant R. Riley (Chairman)*

*	Appointed to the Compensation Committee in October 2005.
Compensation Committee Interlocks and Insider Participation
      None of members of the Compensation Committee was at any time during fiscal 2005 or any other time an officer or employee of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or Directors of another entity. See “Certain Relationships and Related Transactions.”
Employment Contracts and Termination of Employment Arrangements
      The Company presently has no employment contracts, plans or arrangements in effect for any Named Executive Officer in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the section entitled “Audit Committee Report” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.
Audit Committee Report
      The Audit Committee of the Company’s Board of Directors is composed of three (3) Directors. Each of the members of the Audit Committee is “independent” as defined by the NASDAQ Marketplace Rules. It operates under a written charter adopted by the Board of Directors.

      The Audit Committee appoints an accounting firm to be engaged as the independent registered public accounting firm for the Company, subject to stockholder ratification, and approves the compensation of, and oversees, the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.
      The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended March 26, 2005 with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm.
      The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Specifically, the Audit Committee has met, reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended March 26, 2005 with the Company’s management, which has the primary responsibility for the financial statements, as well as the Company’s independent registered public accounting firm, PwC, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.
      The Audit Committee has received and reviewed the written disclosures and the letter from PwC, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 26, 2005.
      Subsequent to the end of the fiscal year ended March 26, 2005, PwC notified the Company on December 6, 2005 that PwC had resigned as the Company’s independent registered public accounting firm. During the fiscal years ended March 26, 2005 and March 27, 2004 and through December 6, 2005, the Company did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure which, if not resolved to PwC’s satisfaction, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years. In a letter addressed to the SEC and filed with the SEC on December 15, 2005, PwC stated that it agreed with the preceding sentence. The Company has not yet engaged a new independent registered public accounting firm.
      Submitted by the Audit Committee of the Company’s Board of Directors,

Bob D’Agostino*
Alan B. Howe*
J. Michael Gullard (Chairman)*

*	Appointed to the Audit Committee in October 2005.

Principal Accountant Fees and Services
      PwC was the Company’s independent registered public accounting firm from the Company’s inception in 1985 until PwC resigned on December 6, 2005. In addition to performing the audit of the Company’s consolidated financial statements, PwC provided various other services during fiscal 2004. The fees billed relating to fiscal years 2004 and 2005 for each of the following categories of services are set forth below:

	2005	2004

Audit Fees(a)	$1,065,000	$380,000
Audit Related Fees(b)	—	$72,000
Tax Fees(c)	—	$20,394
All Other Fees	—	—

(a)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, and includes fees for consents. The increase in audit fees for fiscal 2005 was primarily due to costs incurred in connection with the audit of management’s assessment of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Audit related fees represent fees for accounting consultations related to potential transactions.

(c)	Tax fees principally included fees for tax advice planning fees. All such services were pre-approved by the Audit Committee.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has delegated to the Chairman of the Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that he reports any pre-approval of audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Comparison of Stockholder Return
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Comparison of Stockholder Return” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.
      The graph below compares the cumulative stockholder return on the Company’s Common Stock from March 31, 2000 to March 31, 2005 with the cumulative return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 2000 and reinvestment of all dividends).
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ALLIANCE SEMICONDUCTOR CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*	$100 invested on 3/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

	Cumulative Total Return

	3/00	3/01	3/02	3/03	3/04	3/05

ALLIANCE SEMICONDUCTOR CORPORATION	100.00	54.23	53.74	14.93	35.50	11.61

NASDAQ STOCK MARKET (U.S.)	100.00	47.07	41.31	21.97	38.41	37.26

NASDAQ ELECTRONIC COMPONENTS	100.00	38.25	43.67	22.40	38.13	31.88

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our Directors, our executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2005, all Reporting Persons complied with all applicable filing requirements.
Other Business
      The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

/s/ Melvin L. Keating

Interim President, Chief Executive Officer and Chief
Financial Officer
IMPORTANT NOTE
      Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail the enclosed proxy in the return envelope provided so that your shares will be represented at the meeting.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P
R
O
X
Y
ALLIANCE SEMICONDUCTOR CORPORATION
PROXY FOR THE 2005 ANNUAL MEETING OF
STOCKHOLDERS JANUARY 31, 2006. THIS PROXY IS
SOLICITED ON BEHALF OF ALLIANCE SEMICONDUCTOR
CORPORATION’S
BOARD OF DIRECTORS
The undersigned hereby appoints Bryant R. Riley and Melvin L. Keating as proxies and attorneys-in-fact, with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the “Company”) to be held at the principal executive office of the Company located at 2575 Augustine Drive, Santa Clara, CA 95054 on Tuesday, January 31, 2006 at 1:00 p.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in his discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION.
In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors recommends a vote for election of each of the six nominees. The undersigned hereby acknowledges receipt of: (a) the Notice of 2005 Annual Meeting of Stockholders of the Company; and (b) the accompanying Proxy Statement.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED BELOW.

1.	Election of Directors	FOR ALL	WITHHOLD FOR ALL
NOMINEES
(EXCEPT AS INDICATED)
	01 BRYANT R. RILEY 02 ALAN B. HOWE 03 ROBERT D’AGOSTINO 04 J. MICHAEL GULLARD 05 C. N. REDDY 06 N. DAMODAR REDDY	☐	☐

(If you wish to withhold authority to vote for any individual nominee, mark “FOR ALL” above and strike through the nominee’s name above.)
2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting

Date _______________________, 2006

Signature(s) of Stockholders
Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.